UNITED STATES DISTRICT COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

DAVE MOLLOY, derivatively on behalf of RAYONIER INC.,

         Plaintiff,

v.

PAUL G. BOYNTON, NANCY LYNN WILSON,
HANS VANDEN NOORT, C. DAVID BROWN, II, MARK E. GAUMOND, JAMES H. MILLER, THOMAS I. MORGAN, and RONALD TOWNSEND,

         Defendants,

and

RAYONIER INC., a North Carolina
Corporation,

         Nominal Defendant.
Civil Action No. 3:17-cv-01157-TJC-MCR

NOTICE OF PROPOSED SETTLEMENT

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF STOCK OF RAYONIER INC. (“RAYONIER” OR THE “COMPANY”) AS OF APRIL 16, 2018 (“CURRENT RAYONIER STOCKHOLDERS”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.
IF YOU HOLD RAYONIER STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Middle District of Florida (the “Court”), that a proposed settlement has been reached among the parties to the following derivative action brought on behalf of Rayonier, captioned Molloy v. Boynton, et al., Case No. 3:17-cv-01157-TJC-MCR (the “Action”), pursuant to a stipulation of settlement filed with the Court (the “Settlement” or the “Stipulation”).
As explained below, on October 16, 2018, at 10:00 a.m., the Court will hold a hearing (the “Settlement Hearing”) to determine: (i) whether to enter an order approving the terms of the Settlement as fair, reasonable, and adequate; (ii) whether a final judgment should be entered (the “Judgment”); (iii) whether the Court should award the requested attorneys’ fees and reimbursement of expenses for Stockholders’ Counsel and incentive awards to Stockholders (as those terms are defined below); and (iv) such other matters as may be necessary or proper under the circumstances.
The terms of the Settlement are set forth in the Stipulation dated April 16, 2018. The Settlement provides for corporate governance reforms that are designed to strengthen the Company’s internal controls and protect the Company going forward. If approved by the Court, the Settlement will fully resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action WITH PREJUDICE. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court’s office at the Bryan Simpson U.S. Courthouse, 300 North Hogan Street, Jacksonville, Florida 32202. The Stipulation is also available for viewing via a link on the “Investor Relations” page of Rayonier’s website at https://www.Rayonier.com.
This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and settlement of the Action.
There is No Claims Procedure. This case was brought to protect the interests of Rayonier and its stockholders. The Settlement will result in changes to the Company’s corporate governance, not in payment to individuals, and, accordingly, there will be no claims procedure.

I.	THE ACTION
The Action is brought by Plaintiff solely on behalf of and for the benefit of Rayonier and against the individual defendants named in the Action (the “Individual Defendants”), who are former directors and officers of Rayonier. (The Individual Defendants and Rayonier are together referred to as the “Defendants.”) Plaintiff generally alleges, among other things, that the Individual Defendants breached their fiduciary duties in connection with the claimed overstatement of the Company’s merchantable timber inventory and purported overharvesting of the Company’s timberlands in the Pacific Northwest. Plaintiff also alleges that certain Individual Defendants were unjustly enriched in connection with compensation received based on the alleged misconduct.
Rayonier is a publicly traded forest products company incorporated in North Carolina and headquartered in Yulee, Florida. Between November 2014 and May 2015, the Plaintiff and other shareholders of Rayonier (collectively, the “Stockholders”) each issued pre-suit litigation demands (the “Demands”) pursuant to North Carolina General Statute Section 55-7-42 on the Board of Directors of Rayonier (the “Board”). The Stockholders demanded that the Board investigate and take action against certain of the Company’s current and former directors and officers, including the Individual Defendants, for allegedly breaching their fiduciary duties owed to Rayonier and its stockholders and other alleged violations of law in connection with the claimed overstatement of the Company’s merchantable timber inventory and alleged overharvesting of the Company’s timberlands in the Pacific Northwest. The Board formed a committee to investigate the allegations in the Demands.
Pursuant to a series of tolling agreements entered into by the Stockholders, Rayonier, and the Board (the “Tolling Agreements”), on April 7, 2016, certain of the Settling Parties (defined below) participated in a joint mediation of the Demands and a related federal securities class action also filed with the Court, captioned In re Rayonier Inc. Securities Litigation, Case No. 3:14-cv-01395-TJC-JBT (the “Securities Action”) with Jed D. Melnick of JAMS in New York, New York. In advance of the mediation, the Stockholders issued a comprehensive settlement demand to the Board and submitted a detailed mediation statement to the mediator. Neither the Demands nor the Securities Action was resolved at the mediation.
On May 20, 2016, the Court denied the defendants’ motions to dismiss the operative complaint in the Securities Action. Pursuant to the Tolling Agreements, Rayonier provided the Stockholders with over 1.5 million pages of documents that Rayonier produced in the Securities Action for counsel for the Stockholders (“Stockholders’ Counsel”) to review and analyze.
On March 6, 2017, certain of the Settling Parties and certain of Rayonier’s directors’ and officers’ liability insurers (the “D&O Insurers”) participated in another mediation session simultaneously with a mediation of the Securities Action with the Honorable (Ret.) Layn R. Phillips (“Judge Phillips”) of Phillips ADR in New York, New York. In advance of this second mediation, the Stockholders submitted a detailed mediation statement to Judge Phillips, citing certain of the non-public documents that had been produced by the Company. Although progress was made at this second mediation session, neither the Demands nor the Securities Action was resolved on that date.
Between the March 6, 2017 mediation and November 27, 2017, the Stockholders, on behalf of themselves and derivatively on behalf of Rayonier, Rayonier, and the Individual Defendants (the “Settling Parties”) continued to engage in good faith, arm’s-length negotiations regarding a potential resolution of the Demands. Specifically, in late March 2017, Rayonier responded to the Stockholders’ 2016 settlement demand, and the Stockholders requested, and Rayonier provided, a summary of the Company’s then-current practices relating to inventory management. The Stockholders retained Donald Reimer, Ph.D. (“Dr. Reimer”) and Kim Iles, Ph.D. (“Dr. Iles,” and together with Dr. Reimer, the “Stockholders’ Experts”) of D.R. Systems NW, to assist in Stockholders’ Counsel’s analysis of information provided by Rayonier and to provide recommendations to improve Rayonier’s timber inventory practices and policies in connection with the Settling Parties’ negotiations. Based on discussions with the Stockholders’ Experts, the Stockholders made additional requests for information to Rayonier and Rayonier responded to such requests. On June 7, 2017, the Stockholders made a counterproposal to Rayonier. Over the next several months, the Settling Parties continued their arm’s-length negotiations and exchanged multiple drafts of the proposed settlement terms.
On October 13, 2017, Plaintiff commenced the above-captioned stockholder derivative action on behalf and for the benefit of nominal defendant Rayonier against the Individual Defendants relating to the alleged misconduct set forth in the Demands. Plaintiff’s Verified Stockholder Derivative Complaint and Demand for Jury Trial (the “Complaint”), which was in part based on and cited several of the non-public documents produced by Rayonier, was filed under seal per the agreement of Plaintiff and Rayonier and subsequent Order of the Court. The Complaint asserted counts against the Individual Defendants under North Carolina law for alleged breaches of their fiduciary duties in connection with the alleged (i) overstatement of Rayonier’s merchantable timber inventory and (ii) overharvesting of the Company’s timberlands in the Pacific Northwest, and against certain of the Individual Defendants for unjust enrichment in connection with compensation received based on the alleged misconduct.
Following the filing of the Action, the Settling Parties continued to engage in good faith, arm’s-length negotiations regarding a potential resolution of the Demands and the Action. On November 27, 2017, the Settling Parties executed a term sheet memorializing the terms of an agreement (the “Term Sheet”).
On November 30, 2017, certain of the Defendants filed an unopposed motion to stay the Action and all upcoming deadlines therein on account of the execution of the Term Sheet. On December 6, 2017, the Court granted the motion and administratively closed the Action. Subsequently, the Settling Parties negotiated the terms of the Stipulation.
On February 22, 2018, the Rayonier Board, in the exercise of its business judgment, approved a settlement consistent with the terms of the Term Sheet, with any fee award to be paid by the D&O Insurers, as in the best interests of Rayonier and its stockholders.
With the material terms of the Settlement agreed to, the Settling Parties began negotiations regarding the attorneys’ fees and expenses for the Stockholders’ Counsel. Unable to reach an agreement on their own, the Settling Parties and certain of the D&O Insurers attended a full day mediation on March 13, 2018 in New York City with mediator Michelle Yoshida of Phillips ADR. At the conclusion of this mediation, the Settling Parties agreed on the amount of reasonable attorneys’ fees and expenses to be paid by the D&O Insurers, subject to approval by the Court.

II.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation.

A.	Rayonier Agrees to Adopt the Following Corporate Governance Reforms
Rayonier, through the Board and/or the Board’s Audit Committee (“Audit Committee”), shall adopt and/or maintain the corporate governance reforms detailed below within sixty (60) days of entry of the Judgment following approval of the Settlement. The corporate governance reforms shall be maintained for a period of no less than three (3) years from the date of adoption, except for modifications required by applicable law, regulation, or technological advancements. Rayonier acknowledges that the Demands and the Action (together, the “Litigation”) are a material factor for the three (3) year requirement.
Rayonier acknowledges that the adoption of the corporate governance reforms confers a substantial benefit upon the Company and that the Litigation was a causal factor in the implementation and/or maintenance of the corporate governance reforms.

(a)	Adoption of a Comprehensive Inventory Policy
The Board will adopt an Inventory Policy (attached as Exhibit A to the Stipulation), which is a single, unified written document that sets forth (as specified in that Exhibit A) the policies and procedures with respect to (1) inventory monitoring and reporting; (2) the independent roll-forward of timber inventory; (3) calculation of depletion rates; (4) Audit Committee review of inventory, depletion, and harvest schedules; (5) quarterly verification of depletion rates; and (6) controls. The Company shall distribute the Inventory Policy to all relevant departments and personnel. Rayonier acknowledges that the Litigation was a material causal factor for the changes to the Company’s inventory policy shown in the redline attached to the Stipulation as Exhibit A‑1.

(b)	Disclosure Committee
As part of Rayonier’s review of the Company’s public disclosures, the Company’s Disclosure Committee will continue to review the Company’s reporting of merchantable timber inventory.

(c)	Audit Committee Charter
The Audit Committee Charter will be revised, as set forth in Exhibit B to the Stipulation. Rayonier acknowledges that the Litigation was a material causal factor for the changes to the Audit Committee Charter shown in the redline attached as Exhibit B to the Stipulation.

(d)	Whistleblower Hotline
The Company will continue to engage an independent, third-party supplier to provide and monitor a whistleblower hotline for Rayonier employees and other stakeholders. On a monthly basis, the supplier will report in writing to the Chair of the Audit Committee any whistleblower complaint the supplier has received. The contact information for the whistleblower hotline will be conspicuously and widely posted by the Company on its website and elsewhere, so as to be available to not only employees but also to customers, vendors, and other third parties. This whistleblower hotline shall provide an anonymous communication channel for employees and other stakeholders to report their concerns regarding, among other things, the integrity of Rayonier’s public disclosures, internal controls, auditing, sustainable harvesting, and other matters. Employees may also use this communication channel to report concerns relating to ethical business or personal conduct, integrity, and professionalism. This reporting system, however, shall not replace the other methods employees or other stakeholders have traditionally used to communicate with Rayonier.

(e)	Director Education
Continuing education for the members of the Board shall become mandatory. No less than two hours annually shall be required on topics that may include, among other things, compliance, recent developments relating to Rayonier’s businesses or industry, and developments in the law regarding fiduciary duties. Rayonier acknowledges that the Litigation was a material causal factor for this requirement.

(f)	Compliance Education
The Company’s senior compliance officer shall annually attend a compliance and ethics seminar as the senior compliance officer and the Company’s General Counsel deem appropriate. Rayonier acknowledges that the Litigation was a material causal factor for this requirement.
B.    Corporate Governance Reforms Adopted After the Demands
In addition to the Company’s agreement to adopt the above-referenced reforms, the Company acknowledges that the concerns raised in the Demands were a factor in the Company’s adoption of the following corporate governance reforms:

(a)	Senior Manager of Internal Controls
In 2016, Rayonier management created a position (Senior Manager, Internal Controls) to provide additional oversight and ensure risks are appropriately evaluated and addressed by the Company’s internal controls. Rayonier management appointed an employee to this role who had been with Rayonier for 14 years and whose previous roles included management positions in the USFR Revenue, Internal Audit and General Ledger departments at the Company. The Senior Manager, Internal Controls began working with the Land Information Systems (“LIS”) Department in 2016 to evaluate the processes and controls related to merchantable timber inventory as presented in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”).

(b)	Review of Inventory, Depletion and Harvest Schedule
As of 2015, Rayonier instituted the following additional oversight:
(1)    In February of each year, the Director, LIS and the Director, Accounting Operations (or persons with similar functions) meet with the Audit Committee to discuss the annual timber report and the calculation of the new depletion rates. Methods of inventory measurement and verification are discussed, and large edits to inventory not associated with timber sales, land sales, acquisitions, growth, or in-growth are highlighted and discussed.
(2)    As of February 2017, a report comparing harvest cutout to inventory is presented and discussed. If any trends or variances are noted, a discussion with external auditors is held to discuss if any adjustments to timber inventory are appropriate.
(3)    An extended harvest schedule for the Southern and Pacific Northwest regions is presented to the Board.

(c)	Changes to Compliance Procedures
The Company amended the Company’s Code of Conduct to provide that the Ombudsman who serves as a confidential contact to provide guidance on issues relating to the Company’s Code of Conduct and compliance obligations reports directly to the Audit Committee, instead of a management-led risk committee.
The Company amended the Audit Committee Charter to provide that the Chief Compliance Officer now has a direct reporting obligation to the Audit Committee, with the express authority to communicate personally to the Audit Committee promptly on any matter.

(d)	Changes to Accounting and Audit Procedures
The Company amended the Audit Committee Charter to provide for additional specific duties regarding the Company’s internal audit function, including the requirement that the Audit Committee review and approve (i) the purpose, authority, and organizational reporting lines; (ii) annual audit plan, budget, and staffing; and (iii) concurrence in the appointment and compensation of the director of internal audit.
This Notice provides a summary of the corporate governance reforms that Rayonier has agreed to adopt, or has otherwise already adopted, as consideration for the Settlement. For a complete description of all of the corporate governance reforms, please see the Stipulation.

III.	DISMISSAL AND RELEASES
The Settlement is conditioned, among other things, upon entry of an order by the Court approving the Settlement and dismissing the Action WITH PREJUDICE. The Settlement will not become effective until such dismissals have been entered and have become final and non-appealable (the “Effective Date”).
1.    Upon the Effective Date, Stockholders, all Current Rayonier Stockholders, and each of the Stockholders’ and Current Rayonier Stockholders’ Related Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Released Claims and shall be forever barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims against any of the Released Persons. Upon final approval of the Settlement, the Releasing Persons shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release. The foregoing release shall include a release of Unknown Claims.
A.    Definitions
As used in this Notice:
(1)    “Related Persons” means (i) a Person’s spouses, heirs, executors, estates, or administrators; (ii) a Person’s present and former attorneys, legal representatives, and assigns in connection with the Litigation; and (iii) a Person’s past and present directors, officers, agents, advisors, employees, affiliates, predecessors, successors, and parents.
(2)    “Released Claims” means all actions, suits, claims, demands, rights, sanctions, liabilities, damages, and causes of action of every nature and description whatsoever, including both known claims and Unknown Claims, whether accrued or unaccrued, and whether arising under federal, state, common, or foreign law, (i) that were asserted in the Litigation or (ii) that could have been asserted in any forum derivatively on behalf of Rayonier, or by Rayonier directly, arising out of or based upon the facts, allegations, transactions, occurrences, matters, or events described in the Action, including without limitation the alleged overstatement of Rayonier’s merchantable timber inventory, the alleged overharvesting of the Company’s timberlands, and the compensation received by certain of the Individual Defendants based on the alleged misconduct; provided, however, that the Released Claims shall not include any claims relating to the enforcement of the Stipulation, the Settlement, or the Judgment.
(3)    “Released Persons” means and includes (i) each of the Individual Defendants; (ii) John A. Blumberg, John E. Bush, Dod A. Fraser, Scott R. Jones, H. Edwin Kiker, Richard D. Kincaid, Blanche L. Lincoln, V. Larkin Martin, David L. Nunes, David W. Oskin, and Benson K. Woo; (iii) Rayonier; (iv) the members of the special litigation committee created by Rayonier’s Board to investigate the Demands (Scott R. Jones, Andrew G. Wiltshire, and Bernard Lanigan, Jr.), – in their capacities as directors of Rayonier and as members of the special litigation committee – and the committee’s counsel; (v) Rayonier’s directors’ and officers’ insurers, including without limitation the D&O Insurers; (vi) Rayonier’s auditors, including without limitation Ernst & Young LLP; and (vii) each and all of the foregoing persons’ Related Persons.
(4)    “Unknown Claims” means any claim that a Releasing Person does not know or expect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Releasing Persons shall expressly waive, or shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The Stockholders acknowledge that the Stockholders, Current Rayonier Stockholders, or both may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the release, but that it is their intention, as Stockholders and derivatively on behalf of Rayonier, hereby to settle and release fully, finally, and forever any and all Released Claims, whether known or unknown, suspected or unsuspected, which now exist, or heretofore existed, without regard to the subsequent discovery or existence of such additional or different facts. The Stockholders acknowledge, and Current Rayonier Stockholders shall be deemed by operation of the entry of the Judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for and is an integral element of the Settlement.
2.    Further, upon the Effective Date, Defendants and the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Stockholders and Stockholders’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Litigation or the Released Claims; provided, however, that this release shall not include any claims relating to the enforcement of the Stipulation, the Settlement, or the Judgment.
These releases, however, shall not in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment. In addition, nothing in the Stipulation constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims of Defendants under any directors’ and officers’ liability insurance policy or other applicable insurance coverage maintained by the Company. Likewise, nothing in the Stipulation constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to indemnification, whether under any written indemnification or advancement agreement, or under the Company’s charter, by-laws, or under applicable law.

IV.	ATTORNEYS’ FEES AND EXPENSES
After negotiation of the principal terms of the Settlement, counsel for the Stockholders, Rayonier, and certain of the D&O Insurers, with the substantial assistance and oversight of the mediator Michelle Yoshida of Phillips ADR, separately negotiated at arm’s-length the amount of attorneys’ fees and reimbursement of expenses to be paid to Stockholders’ Counsel. As a result of these negotiations, the D&O Insurers, on behalf of the Defendants, agreed to pay an award of attorneys’ fees and reimbursement of expenses to Stockholders’ Counsel in the total amount of One Million Nine Hundred Ninety-Five Thousand and 00/100 dollars ($1,995,000) (the “Agreed-Upon Fees”), subject to approval of the Court. To date, Stockholders’ Counsel have not received any payments for their efforts on behalf of Rayonier. The Stockholders and Rayonier mutually agree that the Agreed-Upon Fees are fair and reasonable in light of the substantial benefits conferred upon Rayonier and Current Rayonier Stockholders.
Stockholders may also apply for Court approval of incentive awards in the amount of $5,000 for each Stockholder (the “Incentive Awards”), in light of the benefits they have helped to create for Rayonier and Current Rayonier Stockholders. The Incentive Awards, to the extent that they are applied for and approved by the Court in whole or in part, shall be funded solely from the attorneys’ fees and expenses awarded by the Court (as described in the preceding paragraph) and any application for the Incentive Awards shall not increase the amount of such attorneys’ fees and expenses to be paid on behalf of Defendants.

V.	REASONS FOR THE SETTLEMENT
Counsel for the Stockholders and Rayonier believe that the Settlement is in the best interests of the Stockholders, Rayonier, and Current Rayonier Stockholders.

A.	Why Did The Plaintiff Agree to Settle?
The Stockholders contend, after an extensive investigation, which included, inter alia, (a) inspecting, reviewing, and analyzing the Company’s public filings with the SEC; (b) researching corporate governance issues; (c) researching the applicable law with respect to the claims asserted in the Litigation and the potential defenses thereto; (d) reviewing and analyzing over 1.5 million pages of documents produced by Rayonier; (e) reviewing and analyzing additional information provided by Rayonier relating to its inventory management practices and procedures; (f) consultation with Dr. Reimer and Dr. Iles; and (g) participation in two mediation sessions, that, while they believe the claims asserted in the Litigation on behalf of Rayonier have merit, (i) they recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation through trial and appeal; (ii) they have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation; and (iii) they are mindful of the inherent problems of proof and possible defenses to the claims asserted in the Litigation. The Stockholders’ Counsel believe that the Settlement will result in significant corporate governance enhancements that will directly address issues Rayonier had that previously led to what the Stockholders believe was an overstatement of the Company’s merchantable timber inventory and overharvesting of the Company’s timberlands in the Pacific Northwest. The Stockholders and their Counsel contend that, based on the foregoing evaluation, they have determined that the Settlement set forth in the Stipulation is in the best interests of Rayonier and confers substantial benefits upon Rayonier and Current Rayonier Stockholders.

B.	Why Did the Defendants Agree to Settle?
Defendants have denied, and continue to deny, each and all of the claims and contentions alleged by the Stockholders in the Litigation. Nonetheless, Defendants contend that (i) they have taken into account the uncertainty and risks inherent in any litigation; and (ii) they have therefore determined that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Rayonier states it has concluded that the Settlement set forth in the Stipulation confers a substantial benefit to Rayonier and is in the best interests of the Company and Current Rayonier Stockholders.

VI.	THE SETTLEMENT HEARING AND YOUR RIGHT TO OBJECT, BE HEARD, AND ATTEND
On October 16, 2018, at 10:00 a.m., the Court will hold the Settlement Hearing before the Hon. Timothy J. Corrigan in Courtroom 10-D, the United States District Court for the Middle District of Florida, 300 North Hogan Street, Jacksonville, Florida, 32202. The Settlement Hearing may be continued by the Court without further notice.
At the Settlement Hearing, the Court will consider (i) whether to enter an order approving the terms of the Settlement (including the dismissal of the Action and the release of claims against Rayonier and the Individual Defendants) as fair, reasonable and adequate; (ii) whether a final judgment should be entered dismissing the Action WITH PREJUDICE; (iii) whether the Court should award the requested attorneys’ fees and reimbursement of expenses for Stockholders’ Counsel and Incentive Awards to Stockholders; and (iv) such other matters as may be necessary or proper under the circumstances.
You have the right to object to the proposed Settlement and you may, but are not required, to appear in person or through counsel at the Settlement Hearing to present such objections to the Settlement or Stockholders’ Counsel’s application for an award of attorneys’ fees and expenses. However, no Current Rayonier Stockholder shall be permitted to object or be heard to present such objection to the approval of the proposed Settlement and award of attorneys’ fees and expenses, unless that Current Rayonier Stockholder has, at least twenty-one (21) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court (1) a written objection to the Settlement setting forth: (a) the stockholder’s name, address, and telephone number; (b) the nature of the objection; (c) proof of current ownership of Rayonier stock, including the number of shares of Rayonier stock and the date of purchase; and (d) any documentation in support of such objection; and (2) if a Current Rayonier Stockholder intends to appear in person, or through counsel, and requests to be heard at the Settlement Hearing, such stockholder must have provided, in addition to the requirements of (1) above, (a)  a written notice of such stockholder’s intention to appear; and (b) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, signed as authorized by the objecting stockholder.
YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN SEPTEMBER 25, 2018. The Court Clerk’s address is:
Clerk of the Court
Bryan Simpson U.S. Courthouse
300 North Hogan Street
Jacksonville, Florida 32202

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO STOCKHOLDERS’ COUNSEL AND COUNSEL FOR RAYONIER (BY HAND, OVERNIGHT COURIER, OR FIRST CLASS MAIL) SO THEY ARE RECEIVED NO LATER THAN SEPTEMBER 25, 2018. Counsel’s addresses are:
Counsel for Plaintiff

Kip B. Shuman
THE SHUMAN LAW FIRM
One Montgomery Street, Ste. 2800
San Francisco, CA 94104

Counsel for Nominal Defendant Rayonier

Janine Cone Metcalf
JONES DAY
1420 Peachtree Street N.E., Suite 800
Atlanta, GA 30309-3053

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Plaintiff’s counsel and counsel for Rayonier.
Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

VII.	HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation. There is additional information concerning the Settlement available in the Stipulation. The Stipulation may be viewed via a link on the “Investor Relations” page of Rayonier’s website at https://www.Rayonier.com. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, Bryan Simpson U.S. Courthouse 300 North Hogan Street, Jacksonville, Florida 32202. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.
For more information concerning the Litigation and Settlement, you may also call or write to: The Shuman Law Firm, c/o Kip B. Shuman, One Montgomery Street, Ste. 2800, San Francisco, CA 94104, Telephone: (303) 861-3003.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE.

DATED AUGUST 17, 2018	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT MIDDLE DISTRICT OF FLORIDA